NEWS RELEASE
For immediate release
September 13, 2004

Contact: Jim Holding, Northwest Savings Bank, Warren, PA
(814)728-7670

Leeds Federal Savings Bank Became Northwest Savings Bank on September 10

         Northwest Bancorp, Inc. (NASDAQ/NMS: NWSB), announced that it received approval from the Office of Thrift Supervision for the acquisition of Leeds Federal Savings Bank from its parent company, Northwest Bancorp MHC (the "Mutual Holding Company"). In consideration of the transfer of all of the outstanding shares of common stock of Leeds Federal to Northwest Bancorp, Inc., Northwest Bancorp, Inc. will cancel a $12.0 million loan to the Mutual Holding Company and will issue 1,334,859 shares of its common stock to the Mutual Holding Company. With all required regulatory approvals received, Northwest completed the integration of the two Leeds Federal Savings Bank Offices, located in Arbutus and Elkridge near Baltimore, into Northwest Savings Bank over the past weekend. Gordon C. "Bud" Clark, formerly President and CEO of Leeds Federal Savings Bank, and Robert A Ordiway, Executive Vice President of Northwest Savings Bank, made the joint announcement.

         The integration of the offices of Leeds Federal Savings Bank into Northwest Savings Bank began with the early closing of the Leeds offices at 2:00 PM on Friday afternoon, September 10, 2004. The offices remained closed for business on Saturday, September 11 to facilitate the transfer of customer records and the installation of data processing and operating systems, and reopened as offices of Northwest Savings Bank at 9:00 AM on Monday, September 13.

         As community banking offices of Northwest Savings Bank, the two offices will serve as full-service community banking centers for their communities and will offer not only Northwest's full range of checking, savings, and retirement savings programs, but also lending products to serve both personal and commercial needs.

         Leeds Federal Savings Bank office employees will continue to serve their customers as they have in the past. They join more than 1,800 other members of the Northwest banking family.

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         Gordon E. "Bud" Clark, who now serves as Senior Executive of the
Maryland Region and Division Vice President of Northwest Savings Bank, stated, "We are very pleased to continue serving customers using the Northwest brand. It means we can offer our Maryland customers more services, including electronic banking services, more financial products, and the strength inherent in a larger bank. I will remain actively involved as the managing officer in the Maryland market and our employees will remain focused on our customers' needs. We look forward to the next steps in our evolution and the expansion of our capabilities to customers in the Baltimore area."

         Robert A. Ordiway, Executive Vice President of Northwest Bancorp, stated, "We are very pleased to announce the consolidation of our Leeds Federal offices into Northwest Savings Bank and Northwest's entry into the Baltimore market. We will continue Leeds' focus on community banking, and we will continue to follow its tradition as a community bank that has served the Baltimore market for well over 80 years. At the same time, we plan to expand the menu of traditional banking products and services at our Baltimore offices to benefit our customers and our communities."

     With the integration complete, Northwest Savings Bank, which was founded in 1896, operates 139 community banking facilities in Maryland, Pennsylvania, and northeastern Ohio. The stock of Northwest Bancorp, Inc., the parent company of Northwest Savings Bank, which holds over $6 billion in assets, is traded on the NASDAQ Market System under the symbol "NWSB."
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In addition to historical information, this release may contain certain forward-looking statements that are based on assumptions and information currently available to management, including assumptions as to changes in market interest rates. These forward-looking statements are subject to various risks and uncertainties including, but not limited to, economic, regulatory, competitive, and other factors affecting the company and its operations. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results may differ materially from those expresses or implied. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.